UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/20/2005

STAKTEK HOLDINGS, INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-110806

DE	56-2354935
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

8900 Shoal Creek Boulevard, Suite 125, Austin, TX 78757
(Address of Principal Executive Offices, Including Zip Code)

512-454-9531
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

1.        Chief Executive Officer

On October 20, 2005, Staktek Holdings, Inc. ("Staktek" or the "Company") announced that Wayne R. Lieberman had been appointed the Company's Chief Executive Officer in addition to his role as President. The Company's Board of Directors was increased to eight directors, and Mr. Lieberman was also named a director.

James W. Cady, the Company's Chief Executive Officer and Chief Technical Officer, resigned his position of Chief Executive Officer and is retaining his position as Chief Technical Officer and member of the Company's Board of Directors.

Mr. Lieberman entered into an amended employment agreement with the Company, pursuant to which he will receive (i) an annualized base salary of $300,000; (ii) a bonus of up to 120% of his base salary under the terms of the Company's profit-sharing plan; (iii) an increase in his relocation package by $20,000 based on expenses incurred; (iv) an extended three-year term; and (v) acceleration of his stock options in the event of a change of control.

2.        Senior Vice Presidents

On October 20, 2005, W. Kirk Patterson and Stephanie A. Lucie each was named Senior Vice President. Mr. Patterson serves as the Company's Chief Financial Officer and Vice President of Finance. Ms. Lucie serves as the Company's General Counsel, Corporate Secretary and head of Human Resources.

Each of Mr. Patterson and Ms. Lucie entered into amended employment agreements with the Company, extending the term of their original agreements for two years.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As set forth in Item 1.01 above, on October 20, 2005, the Company announced that Wayne R. Lieberman was named Chief Executive Officer in addition to serving as its President. The Company's Board of Directors was increased to eight directors, and Mr. Lieberman was also named a director. The terms of Mr. Lieberman's amended employment agreement are set forth above in Item 1.01.

James W. Cady, the Company's Chief Executive Officer and Chief Technical Officer, resigned the position of Chief Executive Officer is retaining his position as Chief Technical Officer and member of the Company's Board of Directors.

In addition, as set forth in Item 1.01 above, on October 20, 2005, W. Kirk Patterson and Stephanie A. Lucie each was named Senior Vice President. Mr. Patterson serves as the Company's Chief Financial Officer and Vice President of Finance. Ms. Lucie serves as the Company's General Counsel, Corporate Secretary and head of Human Resources. The terms of their amended employment agreements are set forth above in Item 1.01.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

STAKTEK HOLDINGS, INC

Date: October 25, 2005.	By:	/s/ Stephanie Lucie
Stephanie Lucie
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Wayne Lieberman
EX-10.2	Kirk Patterson
EX-10.3	Stephanie Lucie